Exhibit 16.1

April 21, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir/Madam:

We have read Jupiter Neurosciences, Inc.’s statements included under Item 4.01 of its Form 8-K filed on April 21, 2025 and we agree with such statements concerning our firm.

Very truly yours,

/s/ Assurance Dimensions, LLC

Tampa, Florida